Ally Financial Inc. 2Q10 Earnings Review August 3, 2010 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com

Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2009 Annual
Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company data available at the time of the presentation In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,”
“estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,”
“would,” “could,” “should,” “believe,” “potential,” “continue,” or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-
K. Such factors include, among others, the following: our inability to repay our outstanding obligations to the U.S. Department of the Treasury, or to do so in a timely fashion and without disruption to our business; uncertainty of Ally's ability to enter into transactions or execute strategic alternatives to realize the value of its Residential Capital, LLC (“ResCap”) operations; our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability;
uncertainty related to Chrysler’s and GM’s recent exits from bankruptcy; uncertainty related to the new financing arrangement between Ally and
Chrysler; securing low cost funding for Ally and ResCap and maintaining the mutually beneficial relationship between Ally and GM, and Ally and
Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we are now subject to; continued challenges in the residential mortgage and capital markets; the potential for deterioration in the residual value of off-lease vehicles; the continuing negative impact on ResCap of the decline in the U.S. housing market; changes in U.S. government-
sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; disruptions in the market in which we fund Ally’s and ResCap’s operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of
ResCap, Ally, Chrysler or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate;
and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations
(including as a result of the recently enacted financial regulatory reform bill).  Investors are cautioned not to place undue reliance on forward-
looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements except where expressly required by law. A reconciliation of certain non-GAAP financial measures included within this presentation is provided in the supplemental charts. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s global operations.  The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products.  The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products. 2

Second Quarter Highlights

- Ally earned core pre-tax income[1] of $738 million and net income of $565 million in the second quarter

Premier Auto Finance Provider	✓ Strong auto franchise is the #1 provider of new car financing in the U.S.[2] ✓ Significant growth in consumer auto originations, increasing over 30% quarter-over-quarter ✓ Continued to increase penetration of GM and Chrysler retail originations with less than half due to subvented business
Capital Markets	✓ Completed over $25 billion of secured and unsecured funding transactions year-to-date
Deposits	✓ Bank deposits grew $2.3 billion with strong CD retention rates ✓ Cost of funds has declined over 100 bps since becoming a bank holding company
Mortgage Risk	✓ Continued liquidation of legacy assets at gains; International sale to Fortress imminent ✓ ResCap, LLC was profitable and required no additional capital or liquidity support in 2Q ✓ Strategic review in progress
Cost Structure	✓ Expense reduction efforts on track, with quarterly controllable expenses down $124 million year-over-year and over $100 million ahead of plan
Bank Holding Company	✓ Continued progress implementing policies and procedures

(1) Core pre-tax income is a non-GAAP financial measure. Please refer to slide 9 for further details
(2) Source: AutoCount

2Q 2010 Preliminary Results 3

Auto Franchise Momentum Ally will continue to leverage competitive advantages to evolve as a leading market driven competitor Uniquely positioned with long-standing dealer relationships and over 90 years of industry experience Leading provider across a full spectrum of products for dealers and their customers Robust infrastructure integrated with dealers and OEMs Focus on competitive rates and high quality service provided to dealers and their customers Bank holding company structure provides added stability and cost-efficient funding Vehicle Service Contracts Full Service Platform Finance Products Insurance Products Retail Loans Retail Leases Floorplan Financing Working Capital Loans Smart- Auction Floorplan Insurance GAP Protection U.S. Consumer Auto Originations and Manufacturer Penetration ($ billions) $0 $1 $2 $3 $4 $5 $6 $7 $8 $9 $10 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 0% 10% 20% 30% 40% 50% 60% U.S. Consumer Originations GM Penetration Chrysler Penetration 4

-39% 22.5% 14.4% 13.8% - Next 5 Largest Competitors -44% 7.8% 4.8% 4.4% - Next Largest Competitor % of GM/Chrysler Consumer Sales
Financed by: 124% 17.0% 27.7% 38.1% % of GM/Chrysler Consumer Sales
Financed by Ally 107% 189,767 314,541 392,484 # of New GM/Chrysler Vehicles Financed
for Consumers by Ally 42% 59% 81% 84% % of GM/Chrysler Sales Through Dealers
Financed (Wholesale Penetration) 4% 504,441 485,983 525,307 Outstanding # of New Vehicles Financed
for Dealers by Ally (Period End) 0.4% 5,043 5,411 5,061 # of Dealers Financed by Ally
(Floorplan) (1)(2) 1H 2010 2H 2009 1H 2009 1H10 vs. 1H09
Growth (%) (1)  Total number of dealers financed by Ally calculated by taking average of the number of dealers financed at the end of each of the two quarters that comprise each respective period (2)  While total number of dealers declined from 2H09, Ally’s percentage of active dealers remains consistent Source: Internal Ally data and AutoCount Ally has Fulfilled its Mission of Supporting U.S. Auto Industry 5

Auto Finance Products

Product	Metric	Position with GM / Chrysler	Exclusive Rights?	Comment
Incentivized Retail Loans	• 41% of Ally's new retail auto loans originated	#1	Yes	• GM can only offer incentivized retail loan programs through third parties under certain specified circumstances through 2010 • GM can gradually introduce programs through third parties[1] over the next three years on a non-exclusive side-by-side basis with Ally • Chrysler can offer a portion of incentivized retail to third parties
Non-Incentivized Retail Loans	• Currently a majority of Ally's retail auto originations	#1	No	• Ally competes against all other auto finance companies for this business • Used car market seen as growth opportunity
Retail Lease	• Ally has expanded its leasing programs to comprise over 10% of new U.S. originations	#1	No	• Ally continues to explore opportunities to expand the leasing business in a prudent manner
Floorplan Loans	• Ally provides U.S. floorplan financing for approximately 84% of GM dealer stock and 75% of Chrysler dealer stock	#1	No	• Ally wins and retains a significant portion of GM and Chrysler dealer floorplan based on long-standing relationships, superior platform and service quality
Nonprime	• 13% of Ally's U.S. originations have a credit score of less than 660 – Approximately 2% are less than 620	#1	No	• Given its broad market presence, Ally is a top four player in the new car subprime space • Ally has placed more emphasis on the higher end of the subprime spectrum
Insurance Products	• #1 provider of vehicle service contracts for GM • #1 provider for wholesale insurance for GM and Chrysler	#1	No	• Ally competes against all other insurance protection providers • Chrysler vehicle service contracts seen as a growth opportunity

(1) Subject to certain requirements

2Q 2010 Preliminary Results 6

General Motors Relationship General Motors and Ally maintain an important, mutually beneficial relationship Ally and GM work together to develop attractive subvention programs for retail products Ally remains committed to assisting GM in its mission to sell vehicles Ally is the #1 provider for all retail and wholesale products for GM dealers and their customers Twice the retail volume of next five competitors combined Ally’s infrastructure and experience in floorplan lending provide significant competitive advantages in serving dealers: Long-standing dealer relationships maintained throughout the market downturn as others exited Ability to finance vehicles in-transit straight from the factory VIN-based tracking to allow for constant portfolio monitoring and management Well established risk management infrastructure and procedures Working capital, floorplan insurance and other dealer financing solutions Stated focus of AmeriCredit acquisition is subprime and lease products Subprime:  Ally and AmeriCredit tend to focus on different segments of the subprime market Leasing:  Ally balances prudent risk management with providing attractive value proposition for lease-oriented consumers 2Q U.S. lease originations increased to $0.8 billion from $0.2 billion in 4Q09 Certain lease programs may be more suitable in a captive environment Ally is uniquely positioned to serve GM, its dealers and customers Combination of a national, captive-like infrastructure and experience, along with stability and cost of funds advantage of bank funding model over captive model Bank holding company with #1 strategic objective of serving the auto industry 7

Leasing Dynamics Ally continues to be the #1 provider of leasing to GM and Chrysler Lease payments are primarily driven by residual value expectations Residual value expectations are set by third party lease guides, such as ALG Monthly payments can be managed through contractual residual values and OEM subvention Based on residual value expectations, Ally has limited ability to influence the customer lease payment Finance company margins do not allow for taking excessive residual risk, which is more appropriate for an OEM In the case of the Malibu in the example below, if the finance company were to assume a 5% higher or lower residual than ALG, the payment would only increase/decrease by $13 per month, which hardly addresses the fundamental competitiveness gap * Monthly lease payments calculated by Ally using the following assumptions: Mid size car segment with $24,000 MSRP assumed in calculating all payment scenarios 0.50% OEM incentivized rate and no OEM incentive cash or residual support ALG variance of 8 percentage points leads
to a payment difference
of $53 per month Make Model Expected 36-mo Residual % (ALG) Estimated Monthly Payment Chevrolet Malibu 49 $348 Honda Accord 57 $295 Ford Fusion 52 $328 Toyota Camry 51 $334 Monthly Lease Payment Example* 8

Second Quarter 2010 Results

Key Statistics

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Total net revenue (ex. OID)	$ 2,392	$ 2,251	$ 1,535	$ 141	$ 857
Provision for loan losses	220	146	1,117	74	(897)
Controllable expenses [(1)]	862	933	986	(71)	(124)
Other noninterest expenses	572	594	740	(22)	(168)
Total noninterest expense	1,434	1,527	1,726	(93)	(292)
Core pre-tax income (loss) [(2)]	**$ 738**	**$ 578**	**$ (1,308)**	**$ 160**	**$ 2,046**
OID amortization expense	292	397	275	(104)	17
Income tax expense	33	36	1,096	(3)	(1,063)
Income (loss) from discontinued operations	152	17	(1,224)	135	1,376
Net income (loss)	**$ 565**	**$ 162**	**$ (3,903)**	**$ 403**	**$ 4,468**
Total assets	$ 176,802	$ 179,427	$ 181,248	$ (2,625)	$ (4,446)
Allowance balance	$ 2,377	$ 2,480	$ 3,301	$ (103)	$ (924)
Net interest margin [(3)]	2.8%	3.0%	1.7%		
Tier 1 capital ratio	15.3%	14.9%	13.6%		
Total risk-based capital ratio	16.8%	16.4%	15.1%		

(1) Includes employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing, restructuring expenses and FDIC fees
(2) Core pre-tax income is defined as income from continuing operations before taxes and bond exchange original issue discount ("OID") amortization expense
(3) Excludes OID amortization expense. The impact of historical financial statement restatements for discontinued operations is not reflected in prior period amounts

2Q 2010 Preliminary Results 9

Results by Segment

- All four operating segments were profitable for the second straight quarter
  - Global Automotive Services: Robust growth in retail originations and continued improvement in credit trends
  - Mortgage Operations: Strong margins and sales of legacy assets combined with favorable servicing revenue
- Ally Bank and ResCap, LLC legal entities were also profitable in 2Q

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
North American Automotive Finance	$ 630	$ 653	$ 451	$ (23)	$ 179
International Automotive Finance	105	42	33	63	72
Insurance	108	183	99	(75)	9
Global Automotive Services	843	878	583	(35)	260
Mortgage Operations	230	156	(1,335)	74	1,565
Corporate and Other (ex. OID) [1]	(335)	(456)	(556)	121	221
Core pre-tax income (loss)	$ 738	$ 578	$ (1,308)	$ 160	$ 2,046
OID amortization expense	292	397	275	(104)	17
Income tax expense	33	36	1,096	(3)	(1,063)
Income (loss) from discontinued operations [2]	152	17	(1,224)	135	1,376
Net income (loss)	$ 565	$ 162	$ (3,903)	$ 403	$ 4,468

Corporate and Other 2Q 10 (335): Treasury ALM: $(256); CFG/Other: $ (79)

(1) *Corporate and Other as presented includes Commercial Finance Group ("CFG"), certain equity investments and net impact from treasury asset liability management ("ALM") activities*

(2) *See slide 23 or a listing of businesses classified as discontinued operations*

2Q 2010 Preliminary Results

10

Outlook Ally expects to sustain positive core income going forward Certain positive factors currently contributing to earnings may moderate over the coming quarters Auto forward flow gain on sales ($66mm in 2Q; $113mm in 1Q) Lease portfolio remarketing gains due to all-time high used car prices ($205mm in 2Q; $185mm in 1Q) Legacy mortgage loan sale gains ($73mm in 2Q; $58mm in 1Q) Insurance investment portfolio gains ($63mm in 2Q; $110mm in 1Q) Over the long term, Ally expects to improve profitability from near term run rate Cost of funds advantage as deposits grow Repositioning balance sheet as auto franchise expands Migration to more profitable asset mix OID expense decline 11

Asset Quality Summary

- Credit quality continued its favorable trend QoQ
  - Nonperforming loans decreased driven by continued resolution of legacy portfolios and improving dealer performance, partially offset by seasoning within the consumer mortgage portfolio
  - Accruing delinquencies remained stable benefitting from mortgage seasonality with net charge-offs down slightly
- Allowance coverage remains strong relative to net charge-offs and NPLs
  - QoQ decline in net charge-offs due to improved auto severity and strong consumer recoveries
  - 4Q09 driven by one-time mortgage charge-offs resulting from legacy mortgage asset transfers from HFI to HFS
- Loan balances grew QoQ driven by strong auto originations as both industry sales and Ally's penetration rates improved

Ally Financial Consolidated [1]

($ millions)	2Q 10	1Q 10	4Q 09	3Q 09	2Q 09
Ending Loan Balance	$ 90,371	$ 86,468	$ 76,310	$ 86,284	$ 88,748
30+ Accruing DPD	1,380	1,366	1,329	1,785	1,938
30+ Accruing DPD %	1.5%	1.6%	1.7%	2.1%	2.2%
Non-Performing Loans (NPLs)	2,294	2,443	2,699	5,953	5,672
Net Charge-Offs (NCOs)	307	316	3,866	1,034	1,620
Net Charge-Off Rate [2]	1.4%	1.5%	18.2%	4.8%	7.0%
Provision Expense	220	146	3,069	680	1,117
Allowance Balance (ALLL)	2,377	2,480	2,445	2,974	3,301
ALLL as % of Loans [3]	2.6%	2.9%	3.2%	3.4%	3.7%
ALLL as % of NPLs [3]	103.6%	101.5%	90.6%	50.0%	58.2%
ALLL as % of NCOs [3]	193.3%	196.1%	15.8%	71.9%	50.9%

(1) Loans within this table are classified as held-for-investment recorded at historical cost as these loans are included in our allowance for loan losses

(2) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value, conditional repurchase loans and loans held-for-sale

(3) ALLL coverage ratios are based on the allowance for loan losses related to loans held-for-investment excluding those loans held at fair value as a percentage of the unpaid principal balance, net of premiums and discounts

2Q 2010 Preliminary Results

12

Global Automotive Services Global Automotive Services earned $843 million of pre-tax income from continuing operations in 2Q Sixth consecutive profitable quarter from core auto business North American Operations continued to drive results and International Operations performance improved Robust growth in total retail consumer originations in the quarter General improvement in the auto market GM and Chrysler gained market share while Ally increased penetration of both Growth in used vehicle originations Leasing volume remained consistent Brazil and China continued to grow originations $303 $878 $411 $583 $843 Pre-Tax Income from Continuing Operations Global Consumer Auto Originations ($ millions) ($ billions) Note: Includes North American and International Operations $272 $369 $653 $630 $(152) $42 $99 $108 $183 $451 $105 $33 $31 $108 $86 $(400) $(200) $- $200 $400 $600 $800 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 North American International Insurance $3.3 $3.7 $6.1 $7.7 $8.2 $8.2 $10.7 $0 $2 $4 $6 $8 $10 $12 4Q 08 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 New - Retail New - Leases Used 13

North American Automotive Finance North American segment reported pre-tax income of
$630 million Impacted by shrinking lease portfolio Lower gain on sale revenue Strong growth in originations, with consumer penetration of both GM and Chrysler sales continuing
to increase U.S. used vehicle originations increased over
20% to $1.2 billion in the quarter   Used vehicle values remained strong in the quarter,
setting new records in both April and May(a) Continue to experience strong remarketing gains (a) As tracked by the Manheim Used Vehicle Value Index since 1995 Sales Proceeds as % of ALG (1) (U.S. Lease Scheduled Terminations) (1) Estimated remarketing proceeds at time of lease origination 75% 80% 85% 90% 95% 100% 105% 110% 115% 120% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2007 2008 2009 2010 Key Financials ($ millions) 2Q 10 1Q 10 2Q 09 Net financing revenue 889 $      913 $      729 $      Total other revenue 186        203        138        Total net revenue 1,075     1,116     867        Provision for loan losses 106        101        15           Noninterest expense 339        362        401        Pre-tax income from continuing ops 630 $      653 $      451 $      Total assets 74,146 $ 74,786 $ 64,040 $ Key Statistics 2Q 10 1Q 10 2Q 09 U.S. Market SAAR (units in millions) 11.3 11.0 9.6 Industry Light Vehicle Sales (units in millions) 3.1 2.5 2.6 GM Market Share 19.7% 18.8% 20.8% Chrysler Market Share 9.6% 9.2% 8.6% U.S. Ally Consumer Penetration GM 34.4% 33.5% 30.6% Chrysler 52.5% 42.1% 4.0% U.S. Ally Wholesale Penetration (1) GM 84.4% 87.7% 83.0% Chrysler 74.9% 76.4% 10.9% U.S. Ally Consumer Originations ($ billions) GM 4.9 $       4.1 $       4.1 $       Chrysler 2.7          1.6          0.3          Other 0.4          0.3          0.1          Total 8.0 $       6.0 $       4.4 $       U.S. Consumer Lease Originations 0.8 $       0.7 $       - $         U.S. Incentivized Originations (2) 48.5% 47.2% 69.5% U.S. Incentivized GM Originations 41.7% 46.0% 72.7% (1) Penetration rates based on end of period dealer stocks (2) Percent of GM and Chrysler new loans and leases 14

International Automotive Finance

- International Operations earned $105 million of pre-tax income compared to $42 million in 1Q
  - Non-interest expense down due to foreign exchange and release of local tax reserves
  - Provision expense down due to improving asset quality
- Another strong quarter of originations in China and Brazil
  - Brazil up 95% year-over-year
  - China up 83% year-over-year
- Significant progress made in restructuring International footprint as six additional businesses were sold in 2Q
  - Sold full service leasing businesses in Australia, Belgium, France and Poland
  - Sold auto finance businesses in Australia and Poland
  - A total of nine businesses sold since restructuring began

Key Financials ($ millions)	2Q 10	1Q 10	2Q 09
Net financing revenue	$ 173	$ 183	$ 188
Total other revenue	92	98	99
Total net revenue	265	281	287
Provision for loan losses	11	23	58
Noninterest expense	149	216	196
Pre-tax income from continuing ops	$ 105	$ 42	$ 33
Total assets	$16,659	$19,435	$25,670

Consumer Originations ($ millions)	2Q 10	1Q 10	2Q 09
Germany	$ 258	$ 259	$ 460
Brazil	331	295	170
U.K.	209	120	131
Mexico	112	141	102
China (1)	507	456	277
Other	224	216	232
Total Continuing International Operations	$ 1,640	$ 1,487	$ 1,372

(1) Originations in China part of a joint-venture in which Ally owns a minority interest

2Q 2010 Preliminary Results

15

Global Auto Finance – Consumer Credit Trends Delinquency trends remained relatively stable in the second quarter Reflective of improved collection processes, more stable economic conditions and
increased quality of newer vintages Excluding the Nuvell portfolio, delinquencies continued to fall in the quarter Nuvell delinquencies elevated due to a change in nonaccrual policy Both the core auto portfolio and Nuvell subprime portfolio experienced significant declines in losses Results driven by used car market strength, lower frequency of loss, post loss recoveries
and stronger performance on newer vintages Continued focus on Nuvell portfolio with losses declining over 500 bps in the quarter Nuvell portfolio balance declined by
$400 million to $3.1 billion Global Delinquencies - Managed Retail Contract Amount $ Amount of Accruing Contracts Greater than 30 Days Past Due (millions) 2.16% 2.22% 2.62% 2.80% 2.91% 2.66% 2.82% 3.27% 3.46% 3.48% 2.87% 2.93% $0 $500 $1,000 $1,500 $2,000 $2,500 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Nuvell Delinquent Contract $ Delinquent Contract $ (excluding Nuvell) % of Retail Contract $ Outstanding % of Retail Contract $ Outstanding (excluding Nuvell) Global Annualized Credit Losses - Managed Retail Contracts ($ millions) (1) 3Q and 4Q 2009 elevated due to change in charge-off policy 1.84% 1.80% 2.39% 2.48% 1.30% 0.77% 1.05% 2.04% 3.57% 3.29% 2.29% 2.43% $0 $100 $200 $300 $400 $500 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Nuvell Credit Losses Credit Losses (excluding Nuvell) % of Avg. Managed Assets % of Avg. Managed Assets (excluding Nuvell) (1) (1) 16

Global Auto Finance - Credit Allowance Coverage Ratios

- North American consumer coverage ratio decreased in the second quarter
  - Decrease primarily driven by a change in the asset mix as a result of continued runoff of our liquidating portfolios and improved credit quality trends
  - Coverage ratio remains strong relative to charge off levels
- Commercial coverage decline driven by improved dealer credit quality

North American Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 959	$ 942	$ 894	$ 17	$ 65
Total consumer loans	$ 32,813	$ 28,341	$ 19,972	$ 4,472	$ 12,841
Coverage ratio	2.9%	3.3%	4.5%	-0.4%	-1.6%
	Commercial			**Increase/(Decrease) vs.**	
	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 142	$ 161	$ 164	$ (19)	$ (22)
Total commercial loans	$ 28,382	$ 28,546	$ 20,111	$ (164)	$ 8,271
Coverage ratio	0.5%	0.6%	0.8%	-0.1%	-0.3%

International Auto	Consumer			Increase/(Decrease) vs.	
($ millions)	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 161	$ 178	$ 279	$ (16)	$ (118)
Total consumer loans	$ 8,900	$ 9,773	$ 13,951	$ (873)	$ (5,050)
Coverage ratio	1.8%	1.8%	2.0%	0.0%	-0.2%
	Commercial			**Increase/(Decrease) vs.**	
	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 37	$ 44	$ 55	$ (7)	$ (18)
Total commercial loans	$ 4,164	$ 4,035	$ 5,804	$ 129	$ (1,640)
Coverage ratio	0.9%	1.1%	1.0%	-0.2%	-0.1%

Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets

2Q 2010 Preliminary Results
17

Insurance

- Segment streamlined to focus primarily on dealer-centric products
  - Dealer Products and Services ("DP&S"): Offers extended service contracts and dealer inventory insurance
  - International: Includes the ABA Seguros ("ABA") and CarCare Plan ("CCP") businesses
- Written premiums up in DP&S driven by increase in auto finance originations and increased used vehicle service contracts
  - International written premiums elevated in 1Q driven by fleet contracts in Latin America
- Continued favorable investment income but with lower capital gains in 2Q
- Loss ratio increased due to typical seasonal weather related losses

Key Financials ***($ millions)***	2Q 10	1Q 10	2Q 09
Insurance premiums and service revenue earned	$ 469	$ 460	$ 484
Investment income	86	141	88
Other income	18	20	13
Total insurance premiums and other income	573	621	585
Insurance losses and loss adjustment expenses	224	196	224
Acquisition and underwriting expenses	241	242	262
Total expense	465	438	486
Pre-tax income from continuing ops	$ 108	$ 183	$ 99
Total assets	$8,552	$ 9,083	$11,588

Key Statistics	2Q 10	1Q 10	2Q 09
Written Premiums *($ millions)*			
Dealer Products & Services	$ 251	$ 226	$ 211
International	164	197	140
Total	$ 415	$ 423	$ 351
Loss ratio	46%	41%	45%
Underwriting expense ratio	50%	50%	53%
Combined ratio	96%	91%	98%

2Q 2010 Preliminary Results

18

Mortgage Operations

- Mortgage Operations reported pre-tax income from continuing operations of $230 million in the second quarter
- Second quarter production was $13.5 billion, up slightly from 1Q
  - Gain on sale from originations was $134 million, up from $86 million in 1Q as margins continue to remain favorable
  - Strong servicing revenue
- Continued progress of liquidating legacy assets at gains
  - Domestic non-core: UPB of $510 million and cash proceeds of $308 million at a gain to book value of $73 million
  - International: UPB of $723 million and cash proceeds of $447 million at a gain to book value of $93 million[1]
  - Continue to closely monitor new repurchase requests
    - Repurchase reserve expense of $97 million with claims largely in line with expectations

Key Financials *($ millions)*	2Q 10	1Q 10	2Q 09
Net financing revenue	$ 154	$ 182	$ 137
Total other revenue	531	369	(84)
Total net revenue	685	551	53
Provision for loan losses	92	7	871
Noninterest expense	363	388	517
Pre-tax income (loss) from continuing ops	$ 230	$ 156	$ (1,335)
Total assets	$46,043	$44,536	$44,401

Key Statistics *($ billions)*	2Q 10	1Q 10	2Q 09
Mortgage Loan Production			
Prime Conforming	$ 9.1	$ 9.5	$ 10.5
Prime Non-Conforming	0.5	0.4	0.3
Government	3.6	3.1	7.6
Other	0.3	0.3	0.3
Total	$ 13.5	$ 13.3	$ 18.8
Primary Servicing - Period End	$ 371	$ 379	$ 381

($ millions)	2Q 10	1Q 10	2Q 09
Servicing fees	$ 328	$ 324	$ 334
Servicing asset valuation, net of hedge	(21)	(133)	(225)
Net servicing revenue	$ 307	$ 191	$ 109
Repurchase reserve expense	$ 97	$ 49	$ 237
Repurchase reserve balance	$ 855	$ 890	$ 463

(1) Revenue reported in discontinued operations

2Q 2010 Preliminary Results 19

Mortgage Operations Asset Roll Forward

- Continued streamlining to focus on the origination and servicing business with the resolution of legacy assets

Mortgage Operations Balance Sheet Analysis

	3/31/2010	Quarterly Activity	6/30/2010	Pending European Actions	Pro-Forma
ResCap, LLC Assets					
Cash and Cash Equivalents	$ 0.7	$ (0.1)	$ 0.6		$ 0.6
Accounts Receivable (Servicing Advances, etc)	2.8	(0.2)	2.6		2.6
Securitized Assets (1)	16.3	(0.9)	15.5	(10.4)	5.1
Derivatives and Derivative Collateral	1.5	2.2	3.6		3.6
Restricted Cash and Other Assets	1.0	0.1	1.1		1.1
Cash, accounting and other less value sensitive assets	$ 22.3	$ 1.1	$ 23.4	$ (10.4)	$ 13.0
Mortgage Servicing Rights	2.4	(0.5)	2.0		2.0
Other Assets (2)	0.6	(0.2)	0.4		0.4
Assets of International Operations Held-for-Sale	(0.0)	0.5	0.5	(0.5)	0.0
Mortgage Loans Held-for-Sale	3.2	(0.9)	2.3		2.3
Assets carried at fair or net realizable value	$ 6.1	$ (1.0)	$ 5.2	$ (0.5)	$ 4.7
Total ResCap, LLC Assets	**$ 28.4**	**$ 0.1**	**$ 28.6**	**$ (10.8)**	**$ 17.7**
Ally Bank HFI - Prime Jumbo	$ 1.2	$ 0.4	$ 1.7		$ 1.7
Ally Bank HFI - Legacy Portfolio (3)	8.5	(0.4)	8.2		8.2
Ally Bank HFS	3.3	0.8	4.2		4.2
Ally Bank Warehouse Lines	1.2	0.6	1.8		1.8
Ally Bank MSR	1.1	(0.1)	1.0		1.0
Other Non-ResCap Assets (4)	0.7	0.0	0.7	-	0.7
Total Mortgage Operations Assets	**$ 44.5**	**$ 1.5**	**$ 46.0**	**$ (10.8)**	**$ 35.2**

(1) Includes (a) $1.8 billion of securitized assets classified as HFI and carried at a significant discount accounted for under the Fair Value Option, (b) $2.1 billion of HFS assets related to off-balance sheet securitizations where ResCap has the option, but not the obligation to repurchase loans

(2) Includes REO, AFS and trading securities, warehouse loans, model homes and other assets

(3) Loans originated prior to 1/1/2009

(4) Includes Ally Bank Cash, Accounts Receivables and Other Assets, as well as ResMor Trust and intercompany eliminations

2Q 2010 Preliminary Results

20

Mortgage Operations - Credit Allowance Coverage Ratios

- Allowance balance and HFI portfolio down from prior year driven by strategic actions taken in 2009
  - Consumer coverage up slightly as HFI portfolio seasons and performs in line with expectations
- Commercial coverage down relative to prior periods as certain distressed legacy assets have been resolved or charged-off
  - Remaining commercial loans consist primarily of high quality correspondent warehouse lines at Ally Bank

Held For Investment Portfolio	Consumer			Increase/(Decrease) vs.	
($ millions)	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 659	$ 635	$ 1,133	$ 24	$ (474)
Total consumer loans	11,286	11,243	20,917	43	(9,631)
Coverage ratio	5.8%	5.6%	5.4%	0.2%	0.4%
Non-performing loans	$ 624	$ 446	$ 2,052	$ 178	$ (1,428)
Allowance as a % of NPLs	105.6%	142.3%	55.2%	-36.7%	50.4%

	Commercial			Increase/(Decrease) vs.	
	2Q 10	1Q 10	2Q 09	1Q 10	2Q 09
Allowance balance	$ 70	$ 82	$ 536	$ (12)	$ (466)
Total commercial loans	2,002	1,542	3,412	460	(1,410)
Coverage ratio	3.5%	5.3%	15.7%	-1.8%	-12.2%
Non-performing loans	$ 167	$ 237	$ 1,047	$ (70)	$ (880)
Allowance as a % of NPLs	41.9%	34.5%	51.2%	7.5%	-9.3%

Note: Coverage ratio defined as allowance for loan losses as a percentage of end of period assets (excluding loans held at fair value)

2Q 2010 Preliminary Results 21

Corporate and Other Results in the segment reflect amortization of
OID from bond exchanges Approximately $600 million of OID
amortization expense remains for 2010,
with expense moderating significantly after
2011 Favorability from prior quarter driven by Mark-to-market on deferred purchase price asset related to auto forward flow
commitments   Lower restructuring charges Hedge favorability Additional OID amortization expense in 1Q Key Financials ($ millions) 2Q 10 1Q 10 2Q 09 Net financing loss (ex. OID) (1) (237) $    (256) $    (439) $    Total other revenue (2) 36           (56)          188        Total net revenue (201)        (312)        (251)        Provision for loan losses 11           15           173        Noninterest expense 123        129        132        Core pre-tax loss (335) $    (456) $    (556) $    OID Amortization (292)        (397)        (275)        Pre-tax loss from continuing ops (627) $    (853) $    (831) $    Total Assets 31,465 $ 31,644 $ 35,622 $ (1) OID amortization expense of $296 million in 1Q10 (2) Excludes $101 million of accelerated OID amortization expense in 1Q10 OID Amortization Schedule ($ billions) As of 6/30/2010 $0.6 $1.0 $0.3 $0.2 $0.1 Avg = $0.1 / yr $0.3 $- $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 Remaining 2010 2011 2012 2013 2014 2015 2016 and thereafter 22

Discontinued Operations Continued streamlining operations with seven additional businesses sold in 2Q Asset sales generating gains driven by improved market conditions Sale of U.K. mortgage assets generated net gain of $93 million Sale of European mortgage business expected to close in 3Q10 Impact of Discontinued Operations, net of tax ($ millions) 2Q 10 1Q 10 International Automotive Finance 44 $          2 $            Insurance (4)              (1)              Global Automotive Services 40             1              Mortgage Operations 98             12             Corporate and Other 14             4              Consolidated net income (loss) 152 $       17 $          Insurance Mortgage Corporate and Other Discontinued Operations sold in 2Q Australia Poland Australia Belgium France Poland Commercial Services (North American Factoring) Businesses classified as Discontinued Operations as of 6/30/2010 Argentina Ecuador Russia U.K. P&C U.K. and Continental Europe (1) (1) Definitive agreement signed in April.  Sale expected to close in 3Q 2010 Auto Finance United Kingdom Full Service Leasing 23

Liquidity

- Ally utilizes a two-pronged funding strategy designed to support stable liquidity and diversify funding sources
  1) Cost efficient funding at Ally Bank
     - Over 65% of new auto originations were funded at the bank level
     - Net bank deposits grew by $2.3 billion with strong CD retention rates
  2) Consistent and diversified access to the capital markets
     - Over $25 billion YTD of funding in the U.S. and abroad

Ally Financial Funding Transactions - 2Q 2010		
($ billions)		
ABS - Public / 144A [1]	$	2.7
ABS - Private / Other		1.1
Revolving Bank Facilities [2]		8.6
Unsecured Issuances		1.4
Total 2Q Funding Transactions	**$**	**13.8**

(1) Includes $674 million at ResCap
(2) Includes $600 million at ResCap

Available Liquidity	6/30/2010				3/31/2010			
($ billions)	Parent[1][2]		Ally Bank		Parent[1][2]		Ally Bank	
Cash and Cash Equivalents	$	10.3	$	2.6	$	9.0	$	4.3
Unencumbered Securities [3]		1.1		3.8		0.3		3.4
Secured Committed Unused Capacity [4]		10.5		6.9		12.7		1.6
Unsecured Committed Unused Capacity		0.1		-		0.1		-
Total Current Available Liquidity	**$**	**22.0**	**$**	**13.3**	**$**	**22.1**	**$**	**9.3**
Whole Loan Forward Flow Agreements		1.5		-		4.5		-
Total Available Liquidity	**$**	**23.5**	**$**	**13.3**	**$**	**26.6**	**$**	**9.3**

(1) *Parent defined as Ally Consolidated less Ally Bank, ResCap (not shown) and Insurance (not shown)*
(2) *Includes overnight funds placed at Ally Bank at quarter-end*
(3) *Includes UST, Agency debt and Agency MBS*
(4) *Includes equal allocation of shared capacity totaling $3.0 billion in 2Q and $2.1 billion in 1Q that can be used by Ally Bank or the parent company*

2Q 2010 Preliminary Results

24

Deposits Average CD Maturity and Rate Retail CD Balance Retention (1) (months) ($ billions) (1) Retention includes balances retained in any Ally Bank product 25.5 24.2 12.8 11.3 12.0 12.1 1.82% 2.00% 2.34% 2.59% 2.96% 3.41% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Avg. Maturity of Newly Originated CDs Avg Retail Deposit Rate 82% 73% 69% 65% 63% 69% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% CD Balances Up for Renewal CD Balances Retained Retention Rate Bank Deposit Levels (1) ($ billions) (1) Excludes certain parent company deposits $34.3 $32.0 $31.1 $28.8 $26.3 $23.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 1Q 09 2Q 09 3Q 09 4Q 09 1Q10 2Q10 Ally Bank Retail Ally Bank Brokered Ally Bank Other ResMor Ally Bank - 2Q 2010 External Funding Sources FHLB Borrowings 11% Retail Deposits 44% Brokered CDs 23% Securitization 22% 25

Cost of Funds Ally’s total deposits as a percent of total interest bearing liabilities has increased from 13% in 4Q08 to 26% in 2Q10, driving cost of funds improvement Historical Portfolio Cost of Funds (1) (1) Reported amounts represent quarterly interest expense (excluding OID expense) divided by average debt      for continuing operations in each period.  The impact of historical financial statement restatements for       discontinued operations is not reflected in prior period cost of funds.    (2) Including OID expense, stated cost of funds would be 5.2% 4.2% 4.4% 4.4% 4.8% 5.3% 5.3% 3.0% 4.0% 5.0% 6.0% 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 Cost of Funds Cost of Funds (2) 26

Capital Ratios See slide 39 for further details on capital numbers stated above Capital levels up in 2Q driven by positive net income and reduction of risk weighted assets (“RWA”) RWA declined due to whole loan sales and continued amortization of the lease book, partially offset by increased auto originations Net income more than offset dividends on our preferred stock that have been paid or declared 2Q dividends lower as certain preferred dividends were accelerated to 1Q ($ billions) 6/30/2010 3/31/2010 Tier 1 Capital 22.4 $            22.1 $            Tier 1 Common Capital 7.7 $             7.4 $             Total Risk-Based Capital 24.6 $            24.4 $            Tangible Common Equity 8.1 $             7.8 $             Tangible Assets 176.3 $          178.9 $          Risk-Weighted Assets 146.3 $          148.4 $          Tier 1 Capital Ratio 15.3% 14.9% Tier 1 Common Capital Ratio 5.2% 5.0% Total Risk-Based Capital Ratio 16.8% 16.4% Tangible Common Equity / Tangible Assets 4.6% 4.4% Tangible Common Equity / Risk-Weighted Assets 5.5% 5.3% 27

Summary All four operating segments were profitable, along with Ally Bank and ResCap legal entities Credit trends continued to improve Continued progress reducing legacy mortgage risk Liquidity significantly strengthened Cost of funds advantage of deposit base materializing Second Quarter Progress Continued Focus on Strategic Objectives Become the premier global auto finance provider for dealers and consumers Demonstrate consistent and diversified access to capital markets Improve our liquidity position by building stable deposit base at Ally Bank Continue to de-risk our mortgage business and define a viable long-term strategy for our mortgage origination and servicing business Improve our cost structure and efficiency Fully transition to a bank holding company model 28

Supplemental Charts

Supplemental

Condensed Consolidated Income Statement

ally

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Total financing revenue and other interest income	$ 2,902	$ 3,117	$ 3,389	$ (215)	$ (487)
Interest expense	1,664	1,705	1,940	(41)	(276)
Depreciation expense on operating lease assets	526	656	1,056	(130)	(530)
Net financing revenue	712	756	393	(44)	319
Servicing fees	384	385	393	(1)	(9)
Servicing asset valuation and hedge activities, net	(21)	(133)	(225)	112	204
Insurance premiums and service revenue earned	477	468	496	9	(19)
Gain on mortgage and automotive loans, net	266	271	206	(5)	60
(Loss) gain on extinguishment of debt	(3)	(118)	13	115	(16)
Other gain on investments, net	95	140	97	(45)	(2)
Other income, net of losses	190	85	(113)	105	303
Total other revenue	1,388	1,098	867	290	521
Total net revenue	2,100	1,854	1,260	246	840
Provision for loan losses	220	146	1,117	74	(897)
Insurance losses and loss adjustment expenses	224	211	261	13	(37)
Other operating expenses	1,210	1,316	1,465	(106)	(255)
Total noninterest expense	1,434	1,527	1,726	(93)	(292)
Income (loss) from cont. ops before income tax benefit	446	181	(1,583)	265	2,029
Income tax expense from continuing operations	33	36	1,096	(3)	(1,063)
Net income (loss) from continuing operations	413	145	(2,679)	268	3,092
Income (loss) from discontinued ops, net of tax	152	17	(1,224)	135	1,376
Net income (loss)	$ 565	$ 162	$ (3,903)	$ 403	$ 4,468

2Q 2010 Preliminary Results 30

Supplemental

North American Auto - Condensed Income Statement

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Total financing revenue and other interest income	$ 1,943	$ 2,095	$ 2,292	$ (152)	$ (349)
Interest expense	568	575	573	(7)	(5)
Depreciation expense on operating lease assets [(1)]	486	607	990	(121)	(504)
Net financing revenue	889	913	729	(24)	160
Servicing fees	55	60	58	(5)	(3)
Gain on automotive loans, net	66	113	46	(47)	20
Other income	65	30	34	35	31
Total other revenue	186	203	138	(17)	48
Total net revenue	1,075	1,116	867	(41)	208
Provision for loan losses	106	101	15	5	91
Noninterest expense	339	362	401	(23)	(62)
Income from cont. ops before income tax expense	630	653	451	(23)	179
Income tax expense from continuing operations [(2)]	176	257	972	(81)	(796)
Net income (loss) from continuing operations	$ 454	$ 396	$ (521)	$ 58	$ 975

Notable Items - Pre-Tax ($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
(1) Remarketing gain (loss)	$ 205	$ 185	$ 134	$ 20	$ 71
(2) Tax impact of incorporation	-	-	(1,051)	-	1,051

2Q 2010 Preliminary Results

31

Supplemental

International Auto - Condensed Income Statement

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Total financing revenue and other interest income	$ 422	$ 465	$ 565	$ (43)	$ (143)
Interest expense	209	234	311	(25)	(102)
Depreciation expense on operating lease assets	40	48	66	(8)	(26)
Net financing revenue	173	183	188	(10)	(15)
Gain (loss) on automotive loans, net	3	7	(2)	(4)	5
Other income	89	91	101	(2)	(12)
Total other revenue	92	98	99	(6)	(7)
Total net revenue	265	281	287	(16)	(22)
Provision for loan losses	11	23	58	(12)	(47)
Noninterest expense (1) (2)	149	216	196	(67)	(47)
Income from cont. ops before income tax expense	105	42	33	63	72
Income tax expense (benefit) from continuing operations	4	(13)	145	17	(141)
Net income (loss) from continuing operations	$ 101	$ 55	$ (112)	$ 46	$ 213

Notable Items - Pre-Tax ($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
(1) Realized exchange gain (loss)	$ 16	$ (6)	$ 8	$ 22	$ 8
(2) Other non-controllable expense - tax reserve release	8	-	-	8	8

2Q 2010 Preliminary Results

32

Supplemental

Mortgage Operations - Condensed Income Statement

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Total financing revenue and other interest income	$ 456	$ 482	$ 510	$ (26)	$ (54)
Interest expense	302	300	373	2	(71)
Net financing revenue	154	182	137	(28)	17
Servicing fees [1]	328	324	334	4	(6)
Servicing asset valuation & hedge activities, net [1]	(21)	(133)	(225)	112	204
Gain on mortgage loans, net	197	151	167	46	30
Other income (loss), net of losses	27	27	(360)	-	387
Total other revenue (expense)	531	369	(84)	162	615
Total net revenue	685	551	53	134	632
Provision for loan losses [2]	92	7	871	85	(779)
Noninterest expense [3]	363	388	517	(25)	(154)
Income (loss) from cont. ops before income tax (benefit) expense	230	156	(1,335)	74	1,565
Income tax (benefit) expense from continuing operations	(2)	8	(183)	(10)	181
Net income (loss) from continuing operations	$ 232	$ 148	$ (1,152)	$ 84	$ 1,384

Notable Items - Pre-Tax

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
(1) Net servicing	$ 307	$ 191	$ 109	$ 116	$ 198
(2) Ally Bank provision expense	(87)	(15)	(412)	(72)	325
(3) Mortgage repurchase reserve expense	(97)	(49)	(237)	(48)	140

2Q 2010 Preliminary Results 33

Supplemental

Corporate and Other - Condensed Income Statement

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
Net financing loss [1][4]	$ (529)	$ (552)	$ (714)	$ 23	$ 185
Gain (loss) on mortgage and automotive loans, net	-	-	(5)	-	5
(Loss) gain on extinguishment of debt [2]	(3)	(118)	13	115	(16)
Other income, net of losses [5]	39	(39)	180	78	(141)
Total other revenue (expense)	36	(157)	188	193	(152)
Total net loss	(493)	(709)	(526)	216	33
Provision for loan losses [3]	11	15	173	(4)	(162)
Noninterest expense [6]	123	129	132	(6)	(9)
Loss from cont. ops before income tax (benefit)	(627)	(853)	(831)	226	204
Income tax (benefit) expense from cont. ops	(167)	(277)	134	110	(301)
Net loss from continuing operations	$ (460)	$ (576)	$ (965)	$ 116	$ 505

Notable Items - Pre-Tax

($ millions)	2Q 10	1Q 10	2Q 09	Increase/(Decrease) vs. 1Q 10	Increase/(Decrease) vs. 2Q 09
(1) Amortization of bond exchange discount	$ (292)	$ (296)	$ (275)	$ 4	$ (17)
(2) Accelerated OID from 1Q 10	-	(101)	-	101	-
(3) Resort finance provision	(13)	(10)	(105)	(3)	92
(4) Net impact of FTP Allocations	(256)	(267)	(470)	11	214
(5) MTM and hedging activity	(9)	(72)	59	63	(68)
(6) Restructuring expense	(21)	(35)	-	14	(21)

2Q 2010 Preliminary Results 34

Supplemental

Condensed Consolidated Balance Sheet

($ millions)	6/30/10	3/31/10	6/30/09	Increase/(Decrease) vs. 3/31/10	Increase/(Decrease) vs. 6/30/09
Cash and cash equivalents	$ 14,348	$ 14,670	$ 18,655	$ (322)	$ (4,307)
Trading securities	209	144	783	65	(574)
Investment securities	12,710	11,651	9,209	1,059	3,501
Loans held-for-sale	10,382	13,998	11,440	(3,616)	(1,058)
Finance receivables and loans, net of unearned Income	92,716	89,040	91,892	3,676	824
Allowance for loan losses	(2,377)	(2,480)	(3,301)	103	924
Total finance receivables and loans, net	90,339	86,560	88,591	3,779	1,748
Investment in operating leases, net	11,895	14,003	21,597	(2,108)	(9,702)
Other assets	24,880	25,162	30,973	(282)	(6,093)
Assets of operations held-for-sale	12,039	13,239	-	(1,200)	12,039
Total assets	$ 176,802	$ 179,427	$ 181,248	$ (2,625)	$ (4,446)
Noninterest bearing	$ 2,276	$ 1,927	$ 2,178	$ 349	$ 98
Interest bearing	32,938	30,933	23,974	2,005	8,964
Total deposit liabilities	35,214	32,860	26,152	2,354	9,062
Short-term borrowings	7,054	7,609	8,384	(555)	(1,330)
Long-term debt	85,205	90,276	96,791	(5,071)	(11,586)
Total debt	92,259	97,885	105,175	(5,626)	(12,916)
Other liabilities	17,219	15,925	23,875	1,294	(6,656)
Liabilities of operations held-for-sale	11,337	12,209	-	(872)	11,337
Total liabilities	$ 156,029	$ 158,879	$ 155,202	$ (2,850)	$ 827
Equity	$ 20,773	$ 20,548	$ 26,046	$ 225	$ (5,273)
Total liabilities and equity	$ 176,802	$ 179,427	$ 181,248	$ (2,625)	$ (4,446)

2Q 2010 Preliminary Results 35

Supplemental Consumer Auto Credit Quality Data Supplemental North American Loss Per Vehicle (Serviced Basis) $11,246 $10,398 $9,288 $9,635 $8,951 $8,495 $6,000 $8,000 $10,000 $12,000 1Q 09 2Q 09 3Q 09 4Q 09 1Q 10 2Q 10 Managed Loans  > 30 Days Past Due North America Europe Latin America Global 2Q 10 3.14% 0.87% 4.10% 2.93% 1Q 10 3.07% 0.98% 4.70% 2.87% Quarter-over-Quarter Change +7 bps -10 bps -60 bps +6 bps Net Retail Losses (% Avg Managed Loans) North America Europe Latin America Global 2Q 10 1.03% 0.41% 2.16% 1.05% 1Q 10 2.30% 0.57% 2.72% 2.04% Quarter-over-Quarter Change -127 bps -16 bps -56 bps -99 bps 36

Supplemental

Ally Bank HFI Portfolio

- In conjunction with strategic actions taken in 4Q09, higher risk loans at Ally Bank were reclassified as held for sale, marked to a market based level, purchased by Ally Financial and contributed to ResCap
- As a result, the credit quality of Ally Bank's remaining HFI portfolio was improved as measured across several metrics such as:
  - Reduced percentage of low documentation loans
  - Higher average FICO score
  - Lower average LTV
- Delinquencies on this portfolio are progressing in line with expectations

Mortgage Pool Characteristics - Ally Bank HFI Portfolio

	Bank HFI as of			
($ billions)	6/30/2010	3/31/2010	12/31/2009	9/30/2009
UPB	$ 10.4	$ 10.3	$ 10.3	$ 13.7
Carry Value	$ 9.8	$ 9.8	$ 9.7	$ 13.1
Estimated Pool Characteristics:				
% Prime Jumbo (> 1/1/2009)	16.1%	12.4%	9.2%	4.9%
% Second Lien	17.0%	17.9%	18.7%	21.3%
% Interest Only	57.0%	58.3%	59.2%	58.3%
% 30+ Day Delinquent	4.4%	4.4%	3.0%	10.0%
% Low/No Documentation	18.9%	19.7%	20.4%	27.7%
% Non-primary Residence	4.6%	4.8%	4.9%	5.5%
% Option Arm	0.3%	0.3%	0.3%	0.4%
Refreshed FICO	725	723	725	705
Wtd. Avg. LTV/CLTV (1)	94%	95%	96%	106%
Higher Risk Geographies (2)	39%	39%	39%	43%

(1) Updated home values derived from MSA level adjustments based on Case-Shiller and other industry data
(2) Includes CA, FL, MI and AZ

2Q 2010 Preliminary Results 37

ResCap, LLC - Key Financial Information ResCap, LLC met its covenants with tangible net worth of $793 million at the end of the second quarter (1) For the purpose of ResCap’s tangible net worth covenants, consolidated tangible net worth is defined as the company’s consolidated equity, excluding intangible assets and any equity in Ally Bank to the extent
included in ResCap’s consolidated balance sheet Supplemental ($ millions) 2Q 10 1Q 10 Net income 364 $         110 $         ($ millions) 6/30/2010 3/31/2010 Cash & cash equivalents 621 $         725 $         Mortgage loans held-for-sale 4,613 5,131 Mortgage loans held-for-investment, net 2,759 3,008 Mortgage servicing rights 1,950 2,413 Other assets 18,611 17,166 Total assets 28,554 $    28,442 $    Total liabilities 27,760 $    28,017 $    Tangible net worth (1) 793 $         426 $         38

Capital Measures Supplemental Capital 6/30/2010 3/31/2010 Shareholders’ Equity 20.8 $          20.5 $          Less: Goodwill and certain other intangibles (0.5) (0.5) Unrealized (gain) loss and other adjustments (0.4) (0.5) Add: Trust Preferred Securities 2.5 2.5 Total Tier 1 Capital 22.4 22.1 Total Tier 1 Capital 22.4 22.1 Less: Preferred Securities (12.2) (12.2) Trust Preferred Securities (2.5) (2.5) Total Tier 1 Common Capital 7.7 7.4 Total Tier 1 Capital 22.4 22.1 Add: Qualifying subordinated debt and redeemable preferred stock 0.2 0.2 Allowance for loan and lease losses includible in Tier 2 Capital 2.0 2.1 Total Risk-Based Capital 24.6 24.4 Total Equity 20.8 20.5 Less: Preferred equity (12.2) (12.2) Goodwill and intangible assets (0.5) (0.5) Tangible Common Equity 8.1 7.8 Total Assets 176.8 179.4 Less: Goodwill and intangible assets (0.5) (0.5) Tangible Assets 176.3 $         178.9 $       Note: Numbers may not foot due to rounding ($ billions) 39

Unsecured Long-Term Debt Maturity Profile Note:  Scheduled maturities of ResCap unsecured long-term debt are as follows: $419 million in 2010; $208 million in 2011; $340 million in 2012; $529 million in 2013; $97 million in 2014; and $112 million in 2015 and thereafter. These maturities exclude
ResCap debt held by Ally Financial.  As of 6/30/2010 Supplemental Ally Financial Inc. Consolidated Unsecured Long-Term Debt Maturity Profile ($ billions) $2 $9 $13 $2 $2 $21 $- $5 $10 $15 $20 $25 $30 Remaining 2010 2011 2012 2013 2014 2015 and thereafter 40

Ownership Structure Supplemental Common Ownership as of 6/30/2010 GM 6.7% GM Trust 9.9% 3rd Party Investors 12.2% Cerberus 14.9% US Treasury 56.3% ($ millions) Series Owner Liquidation Preference Book Value Trust Preferred Securities (1) U.S. Treasury $2,667.0 $2,540.0 Series F-2 Mandatory Convertible Preferred (1) U.S. Treasury $11,437.5 $10,892.9 Series G Perpetual Preferred Investors $2,576.6 $234.3 Series A Perpetual Preferred GM Company $1,021.8 $1,052.4 (1) Includes exercised warrants Other Tier 1 Capital as of 6/30/2010 41